Exhibit 99.1

ONITY GROUP ANNOUNCES CLOSING OF TRANSACTION WITH FINANCE OF AMERICA REVERSE

Sells reverse mortgage assets and enters into subservicing agreement

Net proceeds from the transaction of $70 to $80 million

West Palm Beach, FL – (July 1, 2026) – Onity Group Inc. (NYSE: ONIT) (“Onity” or the “Company”) today announced that its subsidiary, Onity Mortgage Corporation (“Onity Mortgage”), has completed the previously announced transaction with Finance of America Reverse LLC (“FAR”), effective June 30, 2026.

The Company sold reverse mortgage servicing rights (“MSRs”) comprised of approximately 20,000 Ginnie Mae home equity conversion mortgage loans with an unpaid principal balance of $5.2 billion as of May 31, 2026. Onity Mortgage will subservice the reverse MSRs sold to FAR under a three-year subservicing agreement.

Additionally, FAR acquired Onity Mortgage’s pipeline of reverse mortgage loans as of the closing date and the Company has ceased originating reverse mortgages. Onity Mortgage will continue securitizations of reverse mortgage buyout loans.

Net proceeds from the transaction are expected to be $70 to $80 million. The Company intends to use the net proceeds to support growth, reduce debt and for other corporate purposes.

Glen A. Messina, Onity Group Chair, President and CEO, said “We are pleased to complete this transaction with FAR which repositions our role in the reverse mortgage market. This strategic transaction establishes a significant subservicing relationship with FAR, simplifies our business, and enables increased focus on more substantial growth and earnings opportunities. We look forward to our continued partnership with FAR and to future opportunities.”

About Onity Group

Onity Group Inc. (NYSE: ONIT) is a leading non-bank financial services company delivering mortgage servicing and originations solutions through Onity Mortgage Corporation. As one of the largest mortgage servicers in the country, we help consumers and business clients achieve their homeownership and financial goals with a wide range of servicing and lending programs powered by a technology-enabled, customer-centric platform. Headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, we have been serving our customers since 1988. For additional information, please visit onitygroup.com or onitymortgage.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding the future of Onity’s relationship with FAR and participation in the reverse market, and the Company’s ability to increase focus on growth and earnings opportunities.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the financial impact of any post-closing adjustments or indemnification claims, changes in FAR’s business or financial condition, changes in market conditions, the industry in which we operate, and our business, the actions of governmental entities and regulators, developments in our litigation matters, and other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2025 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Onity’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

For Further Information Contact:

Investors:

Valerie Haertel, VP, Investor Relations

(561) 570-2969

shareholderrelations@onitygroup.com

Media:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@onitygroup.com

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